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                                                                   Exhibit 10.10

     1. Section 6(k)(iv) of the Plan is amended and restated in its entirety as follows:

               (iv): A Participant's employment relationship shall be considered to have terminated, and the Participant to have ceased to be employed by the Company, on the earliest of:

                    (1) the date on which the Company, or any Parent, Subsidiary or Affiliate of the Company, as appropriate, delivers to the Participant notice in a form prescribed by the Company that the Company, or such other entity, is thereby terminating the employment relationship (regardless of whether the notice or termination is lawful or unlawful or is in breach of any contract of employment),

                    (2) the date on which the Participant delivers notice in a form prescribed by the Company, to the Company, or any Parent, Subsidiary or Affiliate of the Company, as appropriate, that he or she is terminating the employment relationship (regardless of whether the notice or termination is lawful or unlawful or is in breach of any contract of employment),

                    (3) the date on which the Participant ceases to provide services to the Company, or any Parent, Subsidiary or Affiliate of the Company, as appropriate, except where the Participant is on an authorized leave of absence, or

                    (4) the date on which the Participant ceases to be considered an "employee" under applicable law.

               The Committee shall have discretion to determine whether Participant has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated or whether such Participant is on an authorized leave of absence.